Exhibit 10.9

RLOC CREDIT AGREEMENT

by and among

HEALTHIER CHOICES MANAGEMENT CORP.

and

PROFESSIONAL BANK

Dated December 23, 2021

RLOC CREDIT AGREEMENT

This RLOC CREDIT AGREEMENT is dated December 23, 2021, by and among Healthier Choices Management Corp., a Delaware corporation (“HCMC” and “Borrower”) and Professional Bank, a Florida banking corporation (the “Bank”).

RECITALS

The Borrower has requested the Bank to extend credit to the Borrower. The Bank is willing to extend credit to the Borrower, subject to the terms and conditions hereinafter set forth.

Accordingly, the Borrower and the Bank agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Definitions. As used herein, the following words and terms shall have the following meanings:

“Affiliate” shall mean with respect to any Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust or unincorporated organization which, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities by contract or otherwise; provided that, in any event, any person who owns directly or indirectly twenty (20%) percent or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or twenty (20%) percent or more of the partnership, membership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Agreement” shall mean this RLOC Credit Agreement dated as of December 23, 2021, as the same may be amended, supplemented, modified, or restated from time to time.

“AML Legislation” shall have the meaning provided in Section 9.15.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

“Banking Services” means each and any of the following bank services provided to the Borrower by the Bank: (i) commercial credit, credit cards, purchase or debit cards and (ii) cash management, treasury or related services (including, without limitation, controlled deposit accounts, overnight draft, funds transfer, automated clearinghouse, zero accounts, lockbox, account reconciliation, disbursement, ACH transactions, return items and interstate depository network services).

“Banking Services Obligations” of the Borrower means any and all obligations of the Borrower, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Blocked Account” shall mean that certain money market account maintained by the Borrower at the Bank, Account #53620125262, which account shall be a blocked account in which the Bank will maintain a priority perfected security interest.

“Blocked Person” shall have the meaning provided in Section 4.19(b).

“Borrowing Base” shall mean, at any time, the amount on deposit in the Blocked Account.

“Borrowing Date” shall mean, with respect to any Revolving Credit Loan, the date on which such Revolving Credit Loan is disbursed to the Borrower.

“Business Day” shall mean any day that is not a Saturday, Sunday or legal holiday, on which banks in Miami, Florida are not required or authorized by law or other governmental action to close.

“Capital Lease” shall mean (i) any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with Generally Accepted Accounting Principles, be capitalized on the balance sheet of the lessee, and (ii) any other such lease the obligations of which are required to be capitalized on the balance sheet of the lessee.

“Closing Date” shall mean December 23, 2021.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean the Blocked Account and all proceeds (as defined in Section 9-102 of the UCC) and products of the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to the foregoing.

“Commitment Period” shall mean the period from and including the Closing Date to, but not including, the Commitment Termination Date.

“Commitment Termination Date” shall mean December 23, 2024, or such earlier date as the Revolving Credit Commitment shall terminate as provided herein.

“Default” shall mean any event or condition which upon notice, lapse of time, or both, would constitute an Event of Default.

“Dollar” and the symbol “$” shall mean lawful money of the United States of America.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrowers would be deemed to be a member of the same “controlled group” within the meaning of Section 414(b), (c), (m) and (o) of the Code.

“Event of Default” shall mean any Event of Default set forth in Article VIII.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive Officer” shall mean Jeffrey Holman, as Chief Executive Officer, John Ollet, as Chief Financial Officer, and Christopher Santi, as Chief Operating Officer.

“Executive Order” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Governmental Authority” shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign which possesses jurisdiction over the Borrower or the operations of the Borrower.

“Hazardous Materials” includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49) U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation.

“Indebtedness” shall mean, without duplication, as to any Person or Persons (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services; (iii) indebtedness evidenced by bonds, debentures, Revolving Credit Note or other similar instruments; (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities directly or indirectly guaranteed by such Person; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (vii) obligations of such Person as lessee under Capital Leases; (viii) net liabilities of such Person under hedging agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Bank and in accordance with accepted practice; (ix) all obligations of such Person in respect of bankers’ acceptances; (x) all obligations, contingent or otherwise of such Person as an account party in respect of letters of credit; and (xi) all liabilities which would be reflected on a balance sheet of such Person, prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

“Lien” shall mean any lien (statutory or otherwise), security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

“Loan Documents” shall mean, collectively, this Agreement, the Revolving Credit Note, and each other document or agreement executed in connection with the transactions contemplated hereby or thereby.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, operations, properties, prospects or condition (financial or otherwise) of Borrower (other than general market conditions out of Borrower’s control), or (ii) the ability of Borrower to perform any of its material obligations under any Loan Document to which it is a party.

“Material Contract” shall mean, with respect to any Person, each contract, instrument or agreement to which such Person is a party which is not entered into in the ordinary course of such Person’s business and which is material to the business, operations, properties, prospects or condition (financial or otherwise) of such Person.

“Notice of Revolving Credit Loan Borrowing” shall mean the Notice of Revolving Credit Loan Borrowing substantially in the form attached hereto as Exhibit A.

“Obligations” shall mean all obligations, liabilities and indebtedness of the Borrower to the Bank under the Loan Documents, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, including, without limitation, all obligations, liabilities and indebtedness of the Borrower arising under this Agreement, the Revolving Credit Note, or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Borrower with respect to the principal of and interest on the Revolving Credit Loans, any Banking Services Obligations arising under this Agreement and foreign currency exchange agreements relating to the Indebtedness of the Borrower arising under this Agreement and all fees, costs, expenses and indemnity obligations of the Borrower hereunder or under any other Loan Document.

“Operating Account” shall mean Borrower’s bank account #2013555 at the Bank, into which Bank shall credit the proceeds from each Revolving Credit Loan, and from which Bank may, in its sole discretion, debit payments to the Bank on the Revolving Credit Loans as permitted under this Agreement and the Loan Documents.

“Payment Office” shall mean the Bank’s office located at 396 Alhambra Circle, Ste. 255, Coral Gables, Florida 33134, or such other office hereinafter designated in writing at least seven (7) days in advance by the Bank as its Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Person” shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or Governmental Authority.

“Plan” shall mean any multi-employer or single-employer plan defined in Section 4001 of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained for employees of Borrower or an ERISA Affiliate.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

“Reportable Event” shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

“Revolving Credit Commitment” shall mean the obligation of the Bank to make Revolving Credit Loans to the Borrowers in aggregate amount not to exceed Two Million ($2,000,000) Dollars, subject to, and as reduced from time to time in accordance with, the terms of this Agreement.

“Revolving Credit Loan” and “Revolving Credit Loans” shall mean any loans and advances made by the Bank pursuant to this Agreement, including, but not limited to, those loans made under Section 2.1 of this Agreement.

“Revolving Credit Note” shall mean that certain Revolving Credit Note dated concurrently herewith, issued by the Borrower to the Bank in the original principal amount of Two Million Dollars ($2,000,000), as the same may be amended, supplemented, modified, or restated from time to time.

“SEC Reports” shall have the meaning specified in Section 4.10.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean, collectively, each collateral security document delivered to the Bank hereunder.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as enacted in the State of Florida.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Section 1.2 Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP. “GAAP” shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board (“FASB”) or through other appropriate boards or committees thereof, except that any accounting principle or practice required, in the good faith opinion of the CPA, to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Borrower and the Bank relating to the determination of GAAP shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by a written opinion with respect thereto delivered to the Bank by the CPA.

ARTICLE II

LOANS

Section 2.1 Revolving Credit Loans.

(a) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, the Bank agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof and until the Commitment Termination Date, provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the aggregate outstanding principal amount of all Revolving Credit Loans would exceed the lesser of the Revolving Credit Commitment and the Borrowing Base. During the Commitment Period, the Borrower may from time to time borrow, repay and reborrow Revolving Credit Loans hereunder on or after the date hereof and prior to the Commitment Termination Date, subject to the terms, provisions and limitations set forth herein.

(b) The Borrower shall, not later than 10:00 a.m., Miami, Florida time, on the date of each proposed Revolving Credit Loan under this Section 2.1, deliver to the Bank either (i) a duly completed Notice of Revolving Credit Loan Borrowing, executed by an Executive Officer; or (ii) an electronic mail containing the information that would otherwise be set forth in a Notice of Revolving Credit Loan Borrowing, originated by an Executive Officer and sent to Melissa Norman, Vice President, which electronic mail shall be confirmed by the foregoing parties orally prior to being processed by the Bank. Such notice shall be irrevocable.

(c) The Revolving Credit Commitment shall automatically terminate on the Commitment Termination Date.

(d) Revolving Credit Loans made by the Bank shall be evidenced by the Revolving Credit Note, appropriately completed, duly executed and delivered on behalf of the Borrower on the Closing Date and payable to the order of the Bank in a principal amount equal to the Revolving Credit Commitment. Accrued and unpaid interest on the outstanding principal amount of Revolving Credit Loans shall be payable monthly commencing on January 24, 2022, and continuing on the twenty-fourth (24th) day of each month thereafter until the Commitment Termination Date, at which point the Borrower shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding together with all accrued interest thereon and all other amounts due and payable hereunder. Borrower shall be liable for all amounts outstanding under the Revolving Credit Note. The aggregate unpaid amount of the Revolving Credit Loans of the Bank at any time shall be the principal amount owing on the Revolving Credit Note of the Borrower at such time.

ARTICLE III

INTEREST RATE; FEES AND PAYMENTS; USE OF PROCEEDS; SECURITY INTEREST

Section 3.1 Revolving Credit Loan Interest Rates.

(a) Base Interest Rates. Revolving Credit Loans shall bear interest on the unpaid principal amount thereof at a variable rate per annum equal to the interest rate paid on the Blocked Account plus one (1.00%) percent. The initial interest rate will be One and 25/100 (1.25%) percent (Blocked Account rate of twenty-five (0.25%) basis points plus one (1.00%) percent).

(b) Default Interest Rates. Upon the occurrence and during the continuance of an Event of Default the outstanding principal amount of each Revolving Credit Loan, shall, at the option of the Bank, bear interest payable on demand, at a rate per annum equal to the applicable rate set forth under Section 3.1(a) for each Revolving Credit Loan plus five (5.00%) percent.

(c) Late Charges. A late charge equal to the greater of (i) five (5.00%) percent or (ii) $250 shall be imposed on each and every payment required hereunder that is not received by Bank within ten (10) days after it is due. The late charge is not a penalty, but liquidated damages to defray administrative and related expenses due to such late payment. The late charge shall be immediately due and payable and shall be paid by the Borrower to the Bank without notice or demand. This provision for late charge is not and shall not be deemed a grace period, and Bank has no obligation to accept a late payment. Further, the acceptance of a late payment shall not constitute a waiver of any Event of Default then existing or thereafter arising.

(d) Maximum Allowable Interest Rates. Anything in this Agreement or the Revolving Credit Note to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to the Bank to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to the Bank limiting the rates of interest that may be charged or collected by the Bank. In each such event payments of interest required to be paid to the Bank shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by the Bank. If the provisions of this Agreement or the Revolving Credit Note would at any time otherwise require payment by the Borrower to the Bank of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to the Bank shall be reduced to the extent necessary so that the Bank shall not receive interest in excess of such maximum amount.

(e) Interest Rate Calculations. Interest shall be calculated on the basis year of 360 days and shall be payable for the actual days elapsed. Each determination by the Bank of an interest rate or fee hereunder shall, absent manifest error, be conclusive and binding for all purposes.

Section 3.2 Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used by the Borrower to payoff that certain Term Note dated December 31, 2018, issued by the Borrower to the Bank in the original principal amount of One Million Four Hundred Thousand Dollars ($1,400,000) and for general working capital requirements in the ordinary course of business.

Section 3.3 Prepayments.

(a) The Borrower may prepay from time to time any then outstanding Revolving Credit Loan, in whole or in part, without penalty, upon irrevocable written notice to the Bank, specifying the date and amount of repayment. If such notice is given, the Borrower shall make such repayment and the repayment amount specified in such notice shall be due and payable, on the date specified therein, together with accrued interest to such date on the amount repaid to the Bank.

(b) To the extent that the aggregate outstanding principal amount of Revolving Credit Loans exceeds the lesser of the Revolving Credit Commitment or the Borrowing Base as then in effect, the Borrower shall immediately prepay the Revolving Credit Loans to the extent necessary to cause compliance therewith.

(c) Each prepayment of principal of a Revolving Credit Loan pursuant to this Section 3.3 shall be accompanied by accrued interest on the amount prepaid through the date of prepayment.

Section 3.4 Other Events.

(a) In the event that any introduction of or change in, on or after the date hereof, any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other Governmental Authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

(i) shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, the Revolving Credit Note, any Revolving Credit Loan, or change the basis of taxation of payments to the Bank of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of the Bank or lending office of the Bank and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which the Bank’s lending office is located, or by any jurisdiction in which the Bank is organized, has its principal office or is managed and controlled); or

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank; or

(iii) shall impose on the Bank any other condition, or change therein directly relating to this Agreement, the Revolving Credit Note, or any Revolving Credit Loan; and the result of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which the Bank reasonably deems material, then, in any such case, the Borrower shall pay the Bank, upon demand, such additional amount or amounts as will reimburse the Bank for such actual increased costs or reduction, upon Bank furnishing sufficient evidence to verify the actual increased costs or reduction.

(b) A certificate of the Bank setting forth the basis and calculation of any such determination, and the amount or amounts payable pursuant to Sections 3.4(a) above, shall be conclusive absent manifest error. The Borrower shall pay the Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 3.5 Taxes. Except as required by law, all payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on the Bank by (i) the United States of America or any political subdivision or taxing authority thereof or therein, (ii) the jurisdiction under the laws of which the Bank is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein, or (iii) any jurisdiction in which the Bank’s lending office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called “Taxes”). If any Taxes are required to be withheld from any amounts payable to the Bank hereunder, or under the Revolving Credit Note, the amount so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Taxes and free and clear of all liability in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Revolving Credit Note. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Bank a certified copy of an original official receipt showing payment thereof. If the Borrower fails to pay Taxes when due to the appropriate taxing authority or fail to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure together with any actual expenses payable by the Bank in connection therewith.

Section 3.6 Payments. All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and shall be made to the Bank, at the Payment Office of the Bank in Dollars in immediately available funds not later than 4:00 p.m., Miami, Florida time, on the date on which they are payable.

Section 3.7 Disbursement of Revolving Credit Loans. The Bank shall make Revolving Credit Loans available to the Borrower by crediting an amount equal to the Revolving Credit Loan amount to the Operating Account, unless otherwise agreed upon by the parties hereto.

Section 3.8 Manner of Payment. The Bank may in its sole discretion, but shall not be obligated to, directly charge by auto debit the Operating Account or one or more of the Borrower’s other accounts at the Payment Office or other office of the Bank for all interest and principal payments due in respect of the Revolving Credit Loans and all fees payable hereunder. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Section 3.9 Security Interest in Collateral. The Borrower hereby grants the Bank, as security for the payment in full of the Obligations and all other obligations of the Borrower under the Loan Documents, a security interest in the Collateral.

Section 3.10 Facility Fees. The Borrower shall pay the Bank, on or before Closing, a nonrefundable Revolving Credit Commitment fee in the amount of Four Thousand Dollars ($4,000). In the event the Commitment Period is extended the Bank may elect to charge an extension fee, in its sole discretion, which shall not exceed ten (10) basis points of the amount of the Revolving Credit Commitment for each year the Commitment Period is extended.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Agreement and to make the Revolving Credit Loans as provided herein, the Borrower represents and warrants to the Bank as follows:

Section 4.1 Organization, Corporate Powers, etc. (a) Borrower is a publicly traded corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) Borrower has the power and authority to own properties and to carry on its business as now being conducted, (c) Borrower is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification, (d) Borrower has the power to execute and perform each of the Loan Documents to which it is a party, (e) Borrower has the power to borrow hereunder and to execute and deliver the Revolving Credit Note, and (f) Borrower is in compliance with all applicable federal, state and local laws, rules and regulations except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

Section 4.2 Authorization of Borrowing, Enforceable Obligations. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which Borrower is a party, and the borrowings by the Borrower hereunder, (a) have been duly authorized by all requisite corporate action, (b) will not violate or require any consent under (i) any provision of law applicable to the Borrower, any governmental rule or regulation, or the articles of incorporation, bylaws or other organizational documents of the Borrower, as amended, as the case may be, or (ii) any order of any court or other agency of government binding on the Borrower or any indenture, agreement or other instrument to which Borrower is a party, or by which Borrower or any of its property is bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

Section 4.3 Taxes. All assessed deficiencies resulting from examinations by any Governmental Authority of the income tax returns of the Borrower has been discharged or reserved against in accordance with Generally Accepted Accounting Principles. The Borrower has filed or caused to be filed all federal, state, local and other tax returns which are required to be filed, and have paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except taxes which are being contested in good faith and which are reserved against in accordance with Generally Accepted Accounting Principles.

Section 4.4 Title to Properties. The Borrower has good and valid title to its properties and assets, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business.

Section 4.5 Litigation. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower) pending or, to the knowledge of the Borrower, threatened against or affecting Borrower at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which, if adversely determined against Borrower, could reasonably be expected to result in a Material Adverse Effect; and Borrower is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority.

Section 4.6 Agreements. Borrower is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Borrower is not in default in any manner which could have a Material Adverse Effect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

Section 4.7 Compliance with ERISA. Each Plan (if any) is in compliance with ERISA; no Plan is insolvent or in reorganization, no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account within the meaning of Section 412 of the Code; neither the Borrower nor any ERISA Affiliate have incurred any material liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing sections on account of the termination of participation in or contributions to any such Plan, no proceedings have been instituted to terminate any Plan, no condition exists which presents a risk to the Borrower of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of the Borrower exists or is likely to arise on account of any Plan; and the Borrower may terminate contributions to any other employee benefit plans maintained by it without incurring any material liability to any person interested therein.

Section 4.8 Federal Reserve Regulations; Use of Proceeds.

(a) Borrower is not engaged principally in, nor as one of their important activities, the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended to the date hereof). If requested by the Bank, the Borrower will furnish to the Bank such a statement on Federal Reserve Form U-1.

(b) No part of the proceeds of any Revolving Credit Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of the Regulations T, U, or X of the Board of Governors of The Federal Reserve System.

(c) The proceeds of each Revolving Credit Loan shall be used solely for the purposes permitted under Section 3.2.

Section 4.9 Approvals. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement or the other Loan Documents by the Borrower.

Section 4.10 SEC Reports; Financial Statements. Borrower has filed all reports and registration statements required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Borrower and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 4.11 Hazardous Materials. The Borrower is in compliance with all federal, state or local laws, ordinances, rules, regulations or policies governing Hazardous Materials and Borrower has not used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Borrower in any manner which violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

Section 4.12 Investment Company Act. Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 4.13 Security Interest. The security interest in the Collateral (i) will constitute and will continue to constitute perfected security interests under the UCC or other applicable law, entitled to all of the rights, benefits and priorities provided by the UCC or other applicable law, and (ii) will be and will continue to be superior and prior to the rights of all third parties existing on the date of this Agreement or arising after the date of this Agreement whether by Lien or otherwise, to the full extent provided by law. All such action as is necessary or advisable to establish such rights of the Bank has been taken or will be taken at or prior to the time required for such purpose and there will be upon execution and delivery of the Loan Documents no necessity of any further action in order to preserve, protect and continue such rights except continued possession or control by the Bank of the Collateral delivered to it as required by the UCC or other applicable law. All filing fees and other expenses in connection with each such action shall be paid by the Borrower and the Bank shall be reimbursed by the Borrower for any such fees and expenses incurred by the Bank.

Section 4.14 No Default or Event of Default. No event has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

Section 4.15 Material Contracts. Each Material Contract of the Borrower (a) is in full force and effect and is binding upon and enforceable against Borrower, and, to the knowledge of the Borrower, all other parties thereto in accordance with its terms, and (b) there exists no default under any Material Contract by Borrower or, to the knowledge of the Borrower, by any other party thereto which has not been fully cured or waived.

Section 4.16 Permits and Licenses. Borrower has all material licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its property or to the conduct of its activities, and shall obtain all such licenses, permits, franchises, or other governmental authorizations as may be required in the future to the extent that the failure to obtain them would materially and adversely affect the ability of the Borrower to conduct its activities as currently conducted, or in the future may be conducted, or the condition (financial or otherwise) of Borrower.

Section 4.17 Compliance with Law. Borrower is in compliance in all material respects with all laws, rules, regulations, orders and decrees which are applicable to the Borrower or to any of its properties.

Section 4.18 Anti-Terrorism Laws.

(a) Neither Borrower nor an Affiliate of Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) Neither Borrower nor any Affiliate of Borrower, or to its knowledge, its respective agents acting or benefiting in any capacity in connection with the Revolving Credit Loans or other transactions hereunder, is any of the following (each a “Blocked Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person with which the Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (vi) a Person who is affiliated or associated with a person or entity listed above.

(c) Neither Borrower, or to the knowledge of Borrower, any of its agents acting in any capacity in connection with the Revolving Credit Loans or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order.

Section 4.19 Disclosure. No representation or warranty of the Borrower contained in this Agreement, any other Loan Document, or any other document, certificate or written statement furnished to the Bank by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

ARTICLE V

CONDITIONS OF LENDING

The obligation of the Bank to make each Revolving Credit Loan hereunder is subject to the following conditions precedent:

Section 5.1 Revolving Credit Note. On or prior to the Closing Date the Bank shall have received the Revolving Credit Note duly executed by the Borrower.

Section 5.2 Other Loan Documents. On or prior to the Closing Date, the Bank shall have received (i) this Agreement duly executed by the Borrower; and (ii) each other Loan Document duly executed by the signatories thereto.

Section 5.3 Supporting Documents. The Bank shall have received on or prior to the Closing Date (i) a certificate of an Executive Officer of Borrower, dated the Closing Date and certifying (a) that attached thereto is a true and complete copy (including any amendments thereto) of the Articles of Incorporation and Bylaws of Borrower; (b) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement and of each Loan Document to be delivered on the Closing Date to which it is a party; and (c) the incumbency and specimen signature of each Executive Officer of Borrower executing each Loan Document and any certificates or instruments furnished pursuant hereto or thereto; and (ii) such other documents as the Bank may reasonably request.

Section 5.4 No Material Adverse Effect. Except as otherwise set forth on Schedule 5.4, there shall not have occurred, in the sole opinion of the Bank, any Material Adverse Effect since September 30, 2021.

Section 5.5 Fees. The Borrower shall have paid Bank (i) all costs and expenses incurred by the Bank in connection with the negotiation, preparation and execution of the Loan Documents (including, without limitation, the fees and expenses of counsel), and (ii) all costs, expenses and fees incurred by Bank in connection with the transactions contemplated by the Loan Documents.

Section 5.6 Banking Relationship. The Borrower shall have established its primary depository relationship with the Bank, including, but not limited to, the Operating Account and payment and cash management relationship.

Section 5.7 Blocked Account. The Borrower shall have established the Blocked Account and shall maintain funding therein in the amount of the Revolving Credit Loans outstanding.

Section 5.8 Representations and Warranties. The representations and warranties by the Borrower pursuant to this Agreement and the other Loan Documents to which it is a party shall be true and correct in all material respects on and as of the Borrowing Date, with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date.

Section 5.9 No Default. The Borrower shall be in compliance with all the terms and provisions set forth in this Agreement and in the other Loan Document, and no Default or Event of Default shall have occurred and be continuing on the Borrowing Date or will result after giving effect to the Revolving Credit Loan requested.

Section 5.10 Other Information, Documentation. The Bank shall receive such other and further information and documentation as it may reasonably require provided reasonable advance notice is provided to Borrower.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Revolving Credit Commitment has expired or been terminated and the principal of and interest on each Revolving Credit Loan and all fees payable hereunder shall have been paid in full, Borrower covenants and agrees with the Bank as follows:

Section 6.1 Notice of Adverse Change. The Borrower will promptly notify the Bank in writing of (a) any change in the business or the operations which, in the good faith judgment of Borrower, could reasonably be expected to have a Material Adverse Effect disclosing the nature thereof, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Bank pursuant to this Agreement, fail, in any material respect, to present fairly the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

Section 6.2 Notice of Default. The Borrower will promptly notify the Bank of any Default or Event of Default which shall have occurred, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action which is proposed to be taken with respect thereto.

Section 6.3 Notice of Litigation. The Borrower will give the Bank prompt written notice of any action, suit or proceeding at law or in equity or by or before any Governmental Authority (not previously disclosed to the Bank on or before the Closing Date) which, if adversely determined against the Borrower on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to either (a) have a Material Adverse Effect; or (b) result in a judgment in excess of One Hundred Fifty Thousand ($150,000) Dollars.

Section 6.4 Compliance with Applicable Laws and Rules. The Borrower will comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

Section 6.5 Default in Other Agreements. The Borrower will promptly notify the Bank of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Borrower is a party which could reasonably be expected to have a Material Adverse Effect.

Section 6.6 Banking Relationship. The Borrower will maintain the Blocked Account, fully funded as set forth herein, and its primary depository relationship and payment and cash management relationship with the Bank.

Section 6.7 Preservation of Business. The Borrower will keep its business and properties intact in all material respects, including its present operations, physical facilities, working conditions, and relationships with suppliers and clients.

Section 6.8 Further Assurances. Upon the request of the Bank from time to time, the Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be reasonably necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents.

ARTICLE VII

NEGATIVE COVENANTS

Until the Revolving Credit Commitment has expired or been terminated and the principal of and interest on each Revolving Credit Loan and all fees payable hereunder shall have been paid in full, Borrower covenants and agrees with the Bank that Borrower will not:

Section 7.1. Sale of Revolving Credit Note. Sell, transfer, discount or otherwise dispose of Revolving Credit Note without the prior written consent of Bank.

Section 7.2 Nature of Business. Except as set forth on Schedule 7.2, change or alter the nature of its business, in any material respect, from the nature of the business engaged in by it on the date hereof.

Section 7.3 Federal Reserve Regulations. Permit any Revolving Credit Loan or the proceeds of any Revolving Credit Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 7.4 Impairment of Security Interest. Take or omit to take any action which might or would have the result of effecting or impairing the security interest in any property subject to a security interest in favor of the Bank and Borrower shall not grant to any person any interest whatsoever in any property subject to a security interest in favor of the Bank.

Section 7.5 Anti-Terrorism Laws. The Borrower and its Affiliates and agents shall not (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order, the USA Patriot Act or any other Anti-Terrorism Law. The Borrower shall deliver to the Bank any certification or other evidence requested from time to time by the Bank in its sole discretion, confirming the Borrower’s compliance with this Section.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1 Events of Default. In the case of the happening of any of the following events (each an “Event of Default”):

(a) failure by the Borrower to pay the principal of or any interest on any Revolving Credit Loan within three (3) Business Days of when said payment is due and payable or any fees or other amounts payable under this Agreement or any other Loan Document;

(b) failure by the Borrower to observe or perform any covenant, condition or agreement of Borrower to be observed or performed pursuant to this Agreement or any other Loan Document (other than those specified in clause (a) of this Section 8.1) and the expiration of fifteen (15) days after notice from Bank to Borrower without cure;

(c) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

(d) any material report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

(e) default in the performance or compliance in respect of any agreement or condition relating to (i) any Indebtedness of the Borrower in excess of Fifty ($50,000) Dollars (other than as described in clause (ii) below), individually or in the aggregate, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, (ii) any Indebtedness of the Borrower or its Affiliates owing to the Bank or any Bank Affiliate (other than the Revolving Credit Loans);

(f) Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, or similar official for itself or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take corporate action for the purpose of effecting any of the foregoing, (vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due, or (viii) take corporate action for the purpose of effecting any of the foregoing;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower or of a substantial part of its property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, or similar official for Borrower or for a substantial part of its property, or (iii) the winding-up or liquidation of Borrower and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

(h) One or more orders, judgments or decrees for the payment of money in excess of One Hundred Fifty Thousand ($150,000) Dollars in the aggregate shall be rendered against Borrower and the same shall not have been paid in accordance with such judgment, order or decree and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of thirty (30) days during which a stay of enforcement of such judgment order or decree, by reason of pending appeal or otherwise, was not in effect;

(i) any Loan Document or any material provision thereof shall for any reason cease to be in full force and effect in accordance with its terms or Borrower shall so assert in writing; or

(j) any of the Liens purported to be granted pursuant to the Bank shall cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or shall cease to have the priority purported to be created thereby, unless such Lien has been released by the Bank in accordance with the terms and conditions hereof;

then, during the continuance of any such event, the Bank may, in its sole discretion, without further notice to the Borrower, take any or all of the following actions, at the same or different times, (1) (a) terminate the Revolving Credit Commitment and the Revolving Credit Loans and (b) declare (i) the Revolving Credit Note, both as to principal and interest, and (ii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein, in the Revolving Credit Note, or in the other Loan Documents to the contrary notwithstanding; (2) exercise any or all of the rights and remedies afforded to the Bank by the Uniform Commercial Code or the Loan Documents or otherwise possessed by the Bank; provided, however, that if an event specified in Section 8.1(f) or (g) shall have occurred, the Revolving Credit Commitment and the Revolving Credit Loans shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i) and (ii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Revolving Credit Note to the contrary notwithstanding.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Notices. Any notice shall be in writing and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address, or if sent by email, when actually received:

(a) if to the Bank, at

Professional Bank

5100 PGA Boulevard, Suite 101

Palm Beach Gardens, FL 33418

Attention: Melissa Norman, Vice President

Email: mnorman@myprobank.com

With copies to:

Dickinson Wright PLLC

350 East Las Olas Boulevard, Suite 1750

Fort Lauderdale, Florida 33301

Attention: Clint J. Gage

Email: cgage@dickinsonwright.com

Facsimile: 844-670-6009

(b) if to the Borrower, at

Healthier Choices Management Corp.

3800 N. 28th Way, #1

Hollywood, Florida 33020

Attention: Jeffrey E. Holman, CEO

Email: jholman@hcmc1.com

Facsimile:

With copies to:

Cozen O’Connor

Southeast Financial Center

200 South Biscayne Blvd., 30th Floor

Miami, Florida 33131

Attention: Martin Schrier, Esq.

Email: mschrier@cozen.com

as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 9.1.

Section 9.2 Effectiveness; Survival of Agreement. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Bank. All covenants, agreements, representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Bank of the Revolving Credit Loans herein contemplated and the execution and delivery to the Bank of the Revolving Credit Note evidencing the Revolving Credit Loans and shall continue in full force and effect so long as any Revolving Credit Note is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the Bank. The Borrower may not assign or transfer any of its interest under this Agreement, the Revolving Credit Note, or any other Loan Document without the prior written consent of the Bank. The obligations of the Borrower pursuant to Section 3.5, Section 3.6, Section 3.8, Section 9.3 and Section 9.10 shall survive termination of this Agreement and payment of the Obligations.

Section 9.3 Expenses of the Bank. The Borrower agrees (a) to indemnify, defend and hold harmless the Bank and its officers, directors, employees, agents, advisors and affiliates (each, an “indemnified person”) from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any expenses, including reasonable legal fees, incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the willful misconduct or gross negligence of such indemnified person; and (b) to reimburse the Bank from time to time, upon demand, all out-of-pocket expenses (including reasonable expenses of its due diligence investigation, along with disbursements and reasonable fees of counsel and the allocated costs of internal counsel) incurred in connection with the financings contemplated under this Agreement, the preparation, execution and delivery of this Agreement and the other Loan Documents, any amendments and waivers hereof or thereof, the security arrangements contemplated thereby and the enforcement thereof.

Section 9.4 No Waiver of Rights by the Bank. Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege hereunder or under the Revolving Credit Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

Section 9.5 Submission to Jurisdiction; Jury Waiver. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF FLORIDA, COUNTY OF BROWARD, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN WHERE THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AGREES NOT TO (i) SEEK AND HEREBY WAIVE THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (ii) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM CONSTITUTES A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE RULES OF CIVIL PROCEDURE. THE BORROWERS AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON THEM BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF FLORIDA. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OTHER LOAN DOCUMENT.

Section 9.6 Extension of Maturity. Except as otherwise expressly provided herein, whenever a payment to be made hereunder shall fall due and payable on any day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in computing interest.

Section 9.7 Modification of Agreement. No modification, amendment or waiver of any provision of this Agreement, the Revolving Credit Note or any other Loan Document, nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank and the Borrower, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance unless required by the terms of this Agreement.

Section 9.8 Severability. In case any one or more of the provisions contained in this Agreement, the Revolving Credit Note or in any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

Section 9.9 Sale of Participations; Assignments. The Bank reserves the right to sell participations in or to sell and assign its rights, duties or obligations with respect to the Revolving Credit Loans to such banks, lending institutions or other parties as it may choose and without the consent of the Borrower, provided that the Bank shall notify the Borrower promptly following such participation or assignment. The Bank may furnish any information concerning the Borrower in its possession from time to time to any assignee or participant (or proposed assignee or participant), provided that the Bank shall notify any such assignee or participant (or proposed assignee or participant) in connection with any contemplated participation in, or assignment of, the Revolving Credit Loans, that such information is confidential and shall obtain an agreement from such transferee or participant requiring that such transferee or participant treat such information as confidential and use commercially reasonable efforts to maintain the confidentiality of same.

Section 9.10 Reinstatement; Certain Payments. If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received by the Bank in payment or on account of any of the Obligations under this Agreement, the Bank shall give prompt notice of such claim to the Borrower, and if the Bank repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property, or (b) any settlement or compromise of any such claim effected by the Bank with any such claimant, then and in such event the Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Borrower notwithstanding the cancellation of the Revolving Credit Note or other instrument evidencing the Obligations under this Agreement or the termination of this Agreement, and the Borrower shall be and remain liable to the Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Bank.

Section 9.11 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Bank and each other Affiliate of the Bank are each hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrowers against any and all the Obligations. The rights of the Bank under this Section 9.11 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

Section 9.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

Section 9.13 Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

Section 9.14 Construction. This Agreement is the result of negotiations between, and has been reviewed by, the Borrowers and the Bank and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either the Borrowers or the Bank.

Section 9.15 USA PATRIOT Act; Anti-Money Laundering Legislation. Borrower acknowledges that, pursuant to the USA Patriot Act, and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within the United States or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Bank may be required to obtain, verify and record information regarding Borrower, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of Borrower, and the transactions contemplated hereby. Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by the Bank, or any prospective assign or participant of the Bank, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

Section 9.16 Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida without giving effect to principles of conflict or choice of laws.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

PROFESSIONAL BANK

By:	/s/ Melissa Norman
Name:	Melissa Norman
Title:	Vice President

HEALTHIER CHOICES MANAGEMENT CORP.

By:	/s/ Jeffrey E. Holman
Name:	Jeffrey E. Holman
Title:	Chief Executive Officer

EXHIBIT A

NOTICE OF REVOLVING CREDIT LOAN BORROWING

[Date]

Professional Bank

5100 PGA Boulevard, Suite 101

Palm Beach Gardens, FL 33418

Attention: Melissa Norman, Vice President

Re: HEALTHIER CHOICES MANAGEMENT CORP.

Gentlemen:

Pursuant to the RLOC Credit Agreement dated as of December 23, 2021 (as the same may have been and may hereafter be amended, modified or supplemented the “Credit Agreement”) by and between Healthier Choices Management Corp., a Delaware corporation, as “Borrower”, and Professional Bank, a Florida banking corporation, as “Bank”, the undersigned hereby gives the Bank notice that Borrower requests a Revolving Credit Loan as follows:

1. The requested Borrowing Date is ____________________.

2. The amount of the requested borrowing is $____________________, which shall be deposited into the Operating Account on (date).

The Borrower hereby certifies that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except for such representations and warranties that are made as of a specific date; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result after giving effect to the Revolving Credit Loan requested hereunder; and (iii) the amount of the proposed borrowing hereunder will not cause the aggregate outstanding principal amount of Revolving Credit Loans (after giving effect to the proposed borrowing requested hereunder) to exceed the Revolving Credit Commitment or the Borrowing Base.

Capitalized terms used herein but not defined shall have the respective meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this document to be executed and delivered by its Executive Officer as of the date written above.

HEALTHIER CHOICES MANAGEMENT CORP.

By:
Name:	Jeffrey E. Holman
Title:	Chief Executive Officer